Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of each of our reports dated June 28, 2016 relating to the financial statements and financial highlights which appears in the April 30, 2016 Annual Reports to Shareholders of the DuPont Capital Emerging Markets Fund, DuPont Capital Emerging Markets Debt Fund, Estabrook Investment Grade Fixed Income Fund, Lateef Fund, Pacific Capital Tax-Free Securities Fund, Pacific Capital Tax-Free Short Intermediate Securities Fund, Pemberwick Fund, Polen Growth Fund, Polen Global Growth Fund, Private Capital Management Value Fund, and Shelton International Select Equity Fund (formerly, WHV International Equity Fund), eleven of the separate series constituting the FundVantage Trust, and our report dated July 1, 2016 relating to the financial statements and financial highlights which appears in the April 30, 2016 Annual Report to Shareholders of Shelton Tactical Credit Fund (formerly, WHV/Acuity Tactical Credit Long/Short Fund), one of the separate series constituting the FundVantage Trust, which are all  also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

August 29, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Estabrook Value Fund (a separate series of the FundVantage Trust).

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 29, 2016